Exhibit (9)


                   ALLTATE LIFE INSURANCE COMPANY OF NEW YORK
                         LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                        Direct Dial Number 847 402-2400
                             Facsimile 847 402-4371


Michael J. Velotta
Vice President, Secretary
and General Counsel

                                January 29, 2002

TO:      ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
         FARMINGDALE, NEW YORK  11738-9075

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      INITIAL FORM N-4 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933
         AND THE INVESTMENT COMPANY ACT OF 1940
         FILE NOS. 333-________, 811-07467

With reference to the Registration Statement on Form N-4 filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as the Allstate New York Provider Ultra Variable Annuity ("Contracts"), I have examined such documents and such laws as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of January 29, 2002:

     1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Commissioner of Insurance of the State of New York.

     2. The securities registered by the above Registration Statement when issued are valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus describing the Contracts constituting a part of the Registration Statement.

Sincerely,

/s/MICHAEL J. VELOTTA
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Michael J. Velotta
Vice President, Secretary and
General Counsel